EXHIBIT 4.1
SPECIMEN UNIT CERTIFICATE

NUMBER		UNITS
U-__________

SEE REVERSE FOR CERTAIN DEFINITIONS	CAZADOR ACQUISITION CORPORATION LTD.

CUSIP_________________

UNITS CONSISTING OF ONE ORDINARY SHARE AND ONE WARRANT TO PURCHASE ONE ORDINARY SHARE

THIS CERTIFIES THAT __________________________________________________________________

is the owner of ___________________________________________________________________________ Units.

Each Unit (“Unit”) consists of one (1) ordinary share (“Ordinary Share”), of Cazador Acquisition Corporation  Ltd., an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”), and one warrant (the “Warrant”).  Each Warrant entitles the holder to purchase one (1) Ordinary Share for US $7.50 per share.  Each Warrant will become exercisable on the later of (i) the Company’s completion of an initial business combination with one or more target businesses or (ii) ___________, 2011, and will expire unless exercised before 5:00 p.m., New York City Time, on the fifth anniversary of the consummation of the initial business combination  or earlier upon redemption (the “Expiration Date”). The Ordinary Shares and Warrants comprising the Units represented by this certificate are not transferable separately prior to ___________, 2010, subject to earlier separation in the discretion of Rodman & Renshaw, LLC.   The terms of the Warrants are governed by a Warrant Agreement, dated as of ___________, 2010, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance thereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004, and are available to any Warrant holder on written request and without cost.

This Certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.
Executed on behalf of the Company this __________ day of _______, 2010.

By
Director

 Cazador Acquisition Corporation Ltd.

          The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

          The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT - _____ Custodian ______
TEN ENT –	as tenants by the entireties	(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship	under Uniform Gifts to Minors
	and not as tenants in common	Act ______________
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_______________________________________________________________________________________ Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________________________ Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated _________________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

__________________________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,
PURSUANT TO S.E.C. RULE 17Ad-15).

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE